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                                                                   Exhibit 10.3
                            CHICAGO TITLE CORPORATION
                          1998 LONG-TERM INCENTIVE PLAN

                                    ARTICLE 1

                                     GENERAL

            1.1 Purpose. The purpose of the Chicago Title Corporation 1998 Long-Term Incentive Plan (the "Plan") is to promote the longer-term financial success of Chicago Title Corporation (the "Corporation") by (i) attracting, retaining and rewarding individuals who can and do contribute to such success;
(ii) motivating Participants, by means of appropriate incentives, to achieve long-range goals; and (iii) further identifying Participants' interests with those of the Corporation's other shareholders through compensation that is based on the Corporation's Common Stock.

            1.2 Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). The Committee shall be selected by the Board, and shall consist of two or more members of the Board. The Committee's powers and authority include, but are not limited to, selecting from among the Eligible Individuals those persons who shall receive Awards; determining the types and terms and conditions of all Awards granted; permitting transferability of Awards to third parties; interpreting the Plan's provisions; and administering the Plan in a manner that is consistent with its purpose. Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

            1.3 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become participants ("Participants") in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan.

            1.4 Effective Date and Term of Plan. The Plan shall be effective as of the date that it is approved by Alleghany Corporation, as the sole shareholder of the Corporation (the "Effective Date"). No Awards may be granted under the Plan after the close of business on April 30, 2003.

            1.5 Defined Terms. Capitalized terms in the Plan shall be as defined in the Plan (including the definition provisions of Article 8 of the Plan).
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                                    ARTICLE 2

                                 TYPES OF AWARDS

               2.1 General. An Award may be granted singularly, in combination with another Award(s) or in tandem whereby exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Corporation or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Corporation or a Related Company). Every Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include completion of specified periods of continuous service in the employ of the Corporation or its Related Companies and/or the achievement of specified business and/or personal performance goals, and may provide for the forfeiture of all or any portion of such Award in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of such performance goals (if any) shall be determined.

            2.2 Certain Qualifying Awards. The Committee, in its sole discretion, may grant an Award to any Participant with the intent that such Award qualifies as "performance-based compensation" under Section 162(m) of the Code, as amended (a "Qualifying Award"). The right to receive (or retain) any Award granted as a Qualifying Award, other than Options and Stock Appreciation Rights granted at Option Prices and Exercise Prices, respectively, of not less than 100% of Fair Market Value on the date of grant, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such award is granted. Such performance goals, which may vary from Participant to Participant and from Qualifying Award to Qualifying Award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: revenues, market share, title losses, claims ratios, expense ratios, paid losses, contribution margins, reserves, return on expenses, operating income, cash flow, income before income taxes, net income, earnings or earnings per share, net worth, stockholders' equity, return on equity or assets or total return to stockholders, whether applicable to the Corporation or any relevant subsidiary or business unit or entity in which the Corporation has a significant investment, or any other company or companies, or any combination thereof as the Committee may deem appropriate. Prior to the payment of any Award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals applicable to the Qualifying Award were satisfied.

            The maximum amount which may be granted as Qualifying Awards to any Participant in any calendar year shall not in the aggregate exceed (i) Common Stock-based Awards (pursuant to Sections 2.3, 2.4 and 2.5 hereof) for 150,000 shares of Common Stock (whether payable in cash or Common Stock), subject to adjustment as provided in Section 3.2 hereof, (ii) a Tax Bonus payable with respect to the Common Stock-based Awards described in clause (i), and (iii) cash payments (other than Tax Bonuses) of $1,000,000.


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            2.3   Options.

            (a) The grant of an option (an "Option") entitles the Participant to purchase shares of Common Stock at an exercise price per share which is specified by the Committee (the "Option Price").

            (b) Upon exercise of an Option, the Option Price may be paid by means of a cash payment or such other means as the Committee may from time to time permit, including (i) tendering (either actually or by attestation) shares of Common Stock purchased upon exercise of the Option, with such shares valued at Fair Market Value at the time of exercise, (ii) authorizing a third party to sell shares of Common Stock (or a sufficient portion thereof) acquired upon exercise of the Option and to remit to the Corporation a sufficient portion of the sale proceeds to pay for all the shares of Common Stock acquired through such exercise or (iii) any combination of the above.

            (c) The Corporation may, if the Committee so determines, accept the surrender by a Participant, or the personal representative of a Participant, of an Option, in consideration of a payment by the Corporation equal to the difference obtained by subtracting the aggregate Option Price from the aggregate Fair Market Value of the Common Stock covered by the Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash.

            (d) An Option granted by the Committee to a Participant who is a key employee of the Corporation and its subsidiaries (within the meaning of Section 424(f) of the Code) may be designated as an ISO. The terms of any Option granted as an ISO shall comply in all respects with the provisions of Section 422 of the Code.

            2.4 Stock Appreciation Rights. A stock appreciation right (a "Stock Appreciation Right") is a right to receive a payment equal to the excess of the aggregate Fair Market Value at time of exercise of a specified number of shares of Common Stock over the aggregate exercise price of the Stock Appreciation Rights being exercised. Such payment shall be made in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of exercise of the Stock Appreciation Right, or partly in shares of Common Stock and partly in cash. The Committee shall establish an exercise price in connection with each grant of a Stock Appreciation Right (the "Exercise Price").

            2.5 Stock Awards. A stock award ("Stock Award") is a grant of shares of Common Stock or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future.

            2.6 Cash Awards. A cash award ("Cash Award") is a right denominated in cash or cash units to receive a payment, which may be in the form of cash, shares of Common Stock or a combination of both, in the future.


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            2.7 Tax Bonuses. The Committee is authorized, subject to limitations under applicable law, to grant Tax Bonuses to Participants. The Committee shall determine the terms and conditions of such Awards of Tax Bonuses.

            2.8. Agreements. An Award under the Plan may, in the Committee's discretion, be evidenced by an agreement (the "Agreement"), which may contain such terms and conditions as may be approved by the Committee, and shall be executed by an officer on behalf of the Corporation and by the Participant.

                                    ARTICLE 3

                             SHARES SUBJECT TO THE PLAN

            3.1 Maximum Shares Available for Delivery. Subject to adjustment as provided in Section 3.2 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 2,230,000 shares of Common Stock, of which (i) a maximum of 1,580,000 shares may be issued in connection with Awards granted pursuant to Sections 2.3 and 2.4 (relating to Options and Stock Appreciation Rights) and (ii) a maximum of 650,000 shares may be issued in connection with Awards granted pursuant to
Section 2.5 (relating to Stock Awards). In addition, any shares of Common Stock granted under the Plan which are forfeited back to the Corporation because of the failure to meet an Award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any shares of Common Stock covered by an Award (or portion of an Award) granted under the Plan which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Likewise, if any Option is exercised by tendering shares of Common Stock, either actually or by attestation, to the Corporation as full or partial payment in connection with the exercise of an Option under this Plan, only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Similarly, if an Option shall be surrendered as provided in Section 2.3(c) hereof, only the number of shares of Common Stock (if any) paid in consideration of such surrender, but not the shares which had been covered by the Option, shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury shares.

            3.2. Changes in Capital Structure. In the event of any corporate transaction involving the Corporation (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash dividend, or sale, lease or transfer of


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substantially all of the assets of the Corporation), the Committee shall make such equitable adjustments as it may deem appropriate in the Plan and the Awards thereunder. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; (iii) the maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any Participant in any calendar year under Section 2.2 hereof; and (iv) the Option Prices of outstanding Options and the Exercise Prices of outstanding Stock Appreciation Rights; as well as any other adjustments that the Committee determines to be equitable.

            3.3 Change in Control. In the event of a Change in Control, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable in full, and any Stock Awards shall immediately vest or shall become immediately payable in full.

            3.4 Tender Offers and Exchange Offers. In the event of any tender offer or exchange offer, by any person other than the Corporation, for shares of Common Stock, the Committee may make such adjustments in outstanding Awards and authorize such further action as it may deem appropriate to enable the recipients of outstanding Awards to avail themselves of the benefits of such offer, including, without limitation, acceleration of the exercise date of outstanding Options and/or Stock Appreciation Rights so that they become immediately exercisable in whole or in part, or offering to acquire all or any portion of specified categories of Options for a price determined pursuant to
Section 2.3(c) hereof, or acceleration of the payment of outstanding Awards payable, in whole or in part, in shares of Common Stock.

            3.5 Limitation on Discretion to Make Adjustments. Notwithstanding any provision of this Article 3 to the contrary, no adjustment shall be made in any outstanding Qualifying Award to the extent that such adjustment would adversely affect the status of that Qualifying Award as "performance-based compensation" under Section 162(m) of the Code or cause the Plan to violate
Section 422(b)(1) of the Code with respect to ISOs.

                                    ARTICLE 4

                                  MISCELLANEOUS

            4.1. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by a Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations as the Committee shall require.

            4.2   Limitation of Implied Rights.

            (a) No Eligible Individual shall have any claim or right to be granted any Award under the Plan.


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            (b) A Participant shall have no rights as a holder of Common Stock by reason of Awards under the Plan, unless and until certificates for shares of Common Stock are issued to the Participant or the issuance of such shares of Common Stock is effected on a non-certificate basis.

            (c) Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.

            4.3. Costs and Expenses. All costs and expenses incurred in administering the Plan shall be borne by the Corporation.

            4.4. Unfunded Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any Award under the Plan.

            4.5. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

            4.6. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to any party other than the Corporation or any Related Company, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

                                    ARTICLE 5

                         PLAN AMENDMENT AND TERMINATION


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            5.1. Amendment, Modification and Termination. The Board or the
Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part.

            5.2. Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

                                    ARTICLE 6

                         AWARD SETTLEMENTS AND PAYMENTS

            6.1. Payments. Awards may be settled through cash payments, the delivery of shares of Common Stock, the granting of replacement Awards, or any combination thereof as the Committee shall determine. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional shares of Common Stock, or whether such fractional shares of Common Stock or any rights thereto shall be canceled. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents.

            6.2. Limit on Distribution. Distribution of shares of Common Stock or other amounts under the Plan shall be subject to the following:

            (a) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

            (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

            6.3. Tax Withholding. Whenever the Corporation proposes or is required to distribute Common Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the issuance of such shares or, in the discretion of the Committee, the Corporation may permit to be delivered, or may withhold from the shares to be delivered, shares


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sufficient to satisfy all or a portion of such tax withholding requirements.
Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

                                    ARTICLE 7

                                  GOVERNING LAW

            7.1 Law Governing. The validity and construction of the Plan and any Agreements entered into hereunder shall be governed by the laws of the State of Delaware.

                                    ARTICLE 8

                                  DEFINED TERMS

            8.1 Definitions. For purposes of the Plan, the terms listed below shall be defined as follows:

            (a) Award. The term "Award" means any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options (including ISOs), Stock Appreciation Rights, Stock
      Awards, Cash Awards and Tax Bonuses.

            (b) Board. The term "Board" means the Board of Directors of the Corporation.

            (c) Change in Control. The term "Change in Control" of the Corporation means:

            (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding shares of capital stock of the Corporation (the "Outstanding Corporation Capital Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities") in a tender offer or exchange offer made to all of the stockholders of the Corporation (provided, however, that a Change in Control shall not include any of the following transactions: (1) any acquisition by or from the Corporation or any of its subsidiaries, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, or (3) any acquisition by any corporation with respect to


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                  which, following such acquisition, more than fifty percent
                  (50%) of the then outstanding shares of capital stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such acquisition, in substantially the same proportion as their ownership immediately prior to such acquisition of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be); or

            (ii) Approval by the stockholders of the Corporation of a reorganization, merger or consolidation (a "Business Combination") with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination, in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

            (iii) Approval by the stockholders of the Corporation of a sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or disposition, more than fifty percent (50%) of, respectively, the then outstanding shares of capital stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition, in substantially the same proportion as their ownership immediately prior to such sale or disposition of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

            (iv) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.


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            Any other provision of this definition to the contrary
            notwithstanding, "Change of Control" shall not include any transaction described in paragraph (i), (ii) or (iii) above where, in connection with such transaction, the affected Participant or any party acting in concert with the affected Participant substantially increases his or its, as the case may be, ownership interest in the Corporation or a successor to the Corporation.

            (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

            (e) Common Stock. The term "Common Stock" means shares of common stock of the Corporation, par value $1.00 per share.

            (f) Eligible Individual. The term "Eligible Individual" means any director or employee of the Corporation or a Related Company, and any other person providing services to the Corporation or a Related Company.

            (g) Fair Market Value. The "Fair Market Value" of the Common Stock on a particular date is the mean of the high and low sales price of a share of Common Stock on such date as reported on the stock exchange or market on which the Common Stock is primarily traded, or if no sale is made on such date, the weighted average of the mean of the high and low sales prices of a share of Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded.

            (h) ISO. The term "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

            (i) Related Company. The term "Related Company" means (i) any corporation, partnership, joint venture or other entity during any period in which the Corporation owns, directly or indirectly, at least fifty percent (50%) of the voting power of all classes of stock of the entity entitled to vote; and (ii) any corporation, partnership, joint venture or other entity during any period in which at least fifty percent (50%) of the voting or profits interest is owned, directly or indirectly, by the Corporation, or by any entity that is a Related Company by reason of clause (i) next above.

            (j) Tax Bonus. The term "Tax Bonus" means a payment in cash, in the year in which an amount is included in the gross income of a Participant in respect of an Award, of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of (i) the amount included in gross income in respect of the Award (without regard to the Tax Bonus) and (ii) the payment of the Tax Bonus and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and


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      state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.



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